UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2016
Date of Report
(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No.1”) to the Current Report on Form 8-K filed by Core-Mark Holding Company, Inc. with the Securities and Exchange Commission on February 25, 2016 (the “Original Filing”).  The purpose of Amendment No. 1 is to disclose the appointment of Mr. Christopher M. Miller as Senior Vice President and Chief Financial Officer and provide information with respect to Mr. Miller’s new compensation arrangements.  No other changes are being made to the Original Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On April 26, 2016, the Company named Mr. Christopher M. Miller as Senior Vice President and Chief Financial Officer, effective as of May 1, 2016.  In connection with his promotion, Mr. Miller’s annual base salary will be increased to $325,000, with an annual performance bonus opportunity of 80% of annual base salary.  In addition, on May 1, 2016, Mr. Miller will receive (i) an additional grant of 4,250 performance restricted stock units with similar terms and conditions as the performance restricted stock units granted on January 20, 2016 and (ii) a one-time grant of 2,600 restricted stock units, in each case, to be issued under the Company’s 2010 Long-Term Incentive Plan.  One-third of Mr. Miller’s newly-issued restricted stock units under the one-time grant will vest on April 30, 2017, one-third will vest on April 30, 2018 and the remaining one-third will vest on April 30, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: April 26, 2016	By:	/s/ Thomas B. Perkins
	Name:	Thomas B. Perkins
	Title:	President and Chief Executive Officer

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